UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2002

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636

(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California		91105

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Item 5.    Other Events:

Jacobs Engineering Group Inc., a Delaware corporation (the “Registrant”), announced today that Craig Martin has been promoted to President effective July 15, 2002. Noel Watson, currently CEO and President, continues as CEO of the Registrant. Craig Martin also becomes a director of the Registrant effective July 15, 2002.

The information contained in the Registrant’s press release dated July 9, 2002 with respect to these organizational changes is included in Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits:

(c)    Exhibit No.

99.1    Press release of Registrant dated July 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ JOHN W. PROSSER, JR.
John W. Prosser, Jr. Senior Vice President Finance and Administration

Date:    July 9, 2002